UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

January 21, 2009
Date of Report (Date of earliest event reported)

DOUGLAS LAKE MINERALS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50907	98-0430222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 400 - 1445 West Georgia Street Vancouver, British Columbia, Canada	V6G 2T3
(Address of principal executive offices)	(Zip Code)

(604) 669-0323
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

__________

SECTION 8 - Other Events

Item 8.01          Other Events.

Effective January 21, 2009, Douglas Lake Minerals Inc.(the "Company") increased its authorized capital from 100,000,000 common shares with a par value of $0.001 to 500,000,000 common shares with a par value of $0.001. A copy of the Certificate of Amendment filed with the Nevada Secretary of State with respect to the increase in authorized capital is attached hereto as Exhibit 3.1.

The proposal to increase the Company's authorized share capital was described in the Company's definitive Schedule 14A proxy statement as filed with the Securities and Exchange Commission (the "SEC") on November 25, 2008. The increase in the Company's authorized share capital was approved by the Company's shareholders at a special meeting held on December 23, 2008 and further adjourned to January 12, 2009, as previously disclosed in the Company's quarterly report on Form 10-Q for the quarter ended November 30, 2008, as filed with the SEC on January 20, 2009.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits
Exhibit No.	Exhibit
3.1	Certificate of Amendment

__________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DOUGLAS LAKE MINERALS INC.
DATE: January 27, 2009.	By: /s/ Harpreet (Harp) Singh Sangha____________ Name: Harpreet (Harp) Singh Sangha Position: President, Chief Executive Officer, Principal Executive Officer, Secretary, Treasurer and a director

__________